Exhibit 99.1

Sport Truck U.S.A. and Subsidiaries
Consolidated Financial Report
December 31, 2013

Sport Truck U.S.A. and Subsidiaries

Independent Auditor's Report

To the Board of Directors
Sport Truck U.S.A. and Subsidiaries

We have audited the accompanying consolidated financial statements of Sport Truck U.S.A. and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2013 and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sport Truck U.S.A. and Subsidiaries as of December 31, 2013 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

Portage, Michigan
April 4, 2014

Sport Truck U.S.A. and Subsidiaries

Consolidated Balance Sheet
December 31, 2013

Assets
Current Assets
Cash and cash equivalents	$3,254,757
Accounts receivable	1,634,154
Inventory	8,804,422
Prepaids expenses	105,507
Total current assets	13,798,840
Property and Equipment - Net (Note 3)	4,800,076
Goodwill (Note 4)	919,681
Intangibles Assets (Note 4)	820,800
Other Assets - Investments (Note 2)	1,739,853
Total assets	$22,079,250
Liabilities and Stockholders’ Equity
Current Liabilities
Trade accounts payable	$1,525,370
Current portion of long-term debt (Note 5)	790,321
Dividend payable	500,400
Accrued and other current liabilities:
Accrued compensation	192,341
Customer warranty and contract obligations	115,228
Other accrued liabilities	708,315
Total current liabilities	3,831,975
Long-term Debt - Net of current portion (Note 5)	7,323,561
Stockholders’ Equity (Note 7)	10,923,714
Total liabilities and stockholders’ equity	$22,079,250

See Notes to Consolidated Financial Statements.

Sport Truck U.S.A. and Subsidiaries

Consolidated Income Statement
Year Ended December 31, 2013

Net Sales	$35,084,295
Cost of Sales	18,283,421
Gross Profit	16,800,874
Operating Expenses	12,951,619
Operating Income	3,849,255
Nonoperating Expenses	(3,255)
Net Income	$3,846,000

See Notes to Consolidated Financial Statements.

Sport Truck U.S.A. and Subsidiaries

Consolidated Statement of Comprehensive Income
Year Ended December 31, 2013

Net Income	$3,846,000
Other Comprehensive Income - Unrealized gain on securities -
Gain arising during the period	511,335
Comprehensive Income	$4,357,335

See Notes to Consolidated Financial Statements.

Sport Truck U.S.A. and Subsidiaries

Consolidated Statement of Stockholders' Equity

	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Unearned ESOP Shares	Total
Balance - January 1, 2013	$40,032	$2,058,675	$1,035,063	$6,584,167	$(4,487,964)	$5,229,973
Net income	—	—	—	3,846,000	—	3,846,000
Other comprehensive income	—	—	511,335	—	—	511,335
Dividends declared	—	—	—	(267,000)	—	(267,000)
ESOP shares released	—	1,236,731	—	—	366,675	1,603,406
Balance - December 31, 2013	$40,032	$3,295,406	$1,546,398	$10,163,167	$(4,121,289)	$10,923,714

See Notes to Consolidated Financial Statements.

Sport Truck U.S.A. and Subsidiaries

Consolidated Statement of Cash Flows
Year Ended December 31, 2013

Cash Flows from Operating Activities
Net income	$3,846,000
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	518,603
Gain on disposal of property and equipment	(15,193)
Release of ESOP shares	1,603,406
Compensation expense related to dividends on unallocated shares	233,400
Changes in operating assets and liabilities which (used) provided cash - Net of effects of business acquisition:
Accounts receivable	(717,622)
Inventory	(2,452,994)
Prepaids and other assets	180,246
Accounts payable	151,453
Accrued and other liabilities	66,120
Net cash provided by operating activities	3,413,419
Cash Flows from Investing Activities
Purchase of property and equipment	(1,044,948)
Proceeds from disposition of property and equipment	135,381
Net cash used in investing activities	(909,567)
Cash Flows from Financing Activities
Payments on debt	(841,717)
Dividends paid	(634,363)
Net cash used in financing activities	(1,476,080)
Net Increase in Cash and Cash Equivalents	1,027,772
Cash and Cash Equivalents - Beginning of period	2,226,985
Cash and Cash Equivalents - End of period	$3,254,757

See Notes to Consolidated Financial Statements.

Sport Truck U.S.A. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

Note 1 - Nature of Business and Significant Accounting Policies
Sport Truck U.S.A. and Subsidiaries (the "Company") manufactures truck parts and is a wholesale truck parts distributor to retail stores and wholesale distributors selling truck parts in the United States and Canada.
Use of Estimates ‑ The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Principles of Consolidation ‑ The consolidated financial statements include the accounts of Sport Truck U.S.A. and all of its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.
Cash Equivalents ‑ The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.
Trade Accounts Receivable ‑ Accounts receivable are stated at net invoice amounts. An allowance for doubtful accounts is established, based on the credit risk of specific customers, historical trends, and other information, to cover estimated losses on accounts receivable. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. The allowance for doubtful accounts was approximately $24,000 as of December 31, 2013.
Inventory ‑ Substantially all inventories are valued at the lower of cost or market, using the first‑in, first‑out (FIFO) method. Inventories consisted of approximately $6,226,000 of raw material and $2,578,000 of finished goods and inventory purchased for resale as of December 31, 2013.
Property and Equipment ‑ Property and equipment are recorded at cost. Depreciation is computed principally on the straight‑line method over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.
Goodwill ‑ The recorded amounts of goodwill from prior business combinations are based on management's best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather is assessed at least on an annual basis for impairment.
Intangible Assets ‑ Acquired intangible assets subject to amortization are stated at cost and are amortized using the straight‑line method over the estimated useful lives of the assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually.
Other Comprehensive Income ‑ Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on available‑for‑sale securities, are reported as a direct adjustment to the equity section of the consolidated balance sheet. Such items, along with net income, are considered components of comprehensive income.
Income Taxes ‑ Effective February 1, 2011, the Company elected S Corporation status for federal income tax purposes. Generally, the income of an S Corporation is not subject to federal income tax at the corporate level, but rather the stockholders are required to include a pro‑rata share of the corporation's taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Due to temporary differences, the Company previously had deferred income taxes. If the S Corporation election is terminated, deferred taxes on the temporary differences will have to be recorded as of the date of the termination.
In the event the Company recognizes a taxable gain from the sale of assets held at February 1, 2011 prior to February 1, 2021, it will be required to pay federal income taxes thereon to the extent that such gain cannot be attributed to the period since the effective date of its election. No provision has been made for any built‑in gains since the Company's intention is to retain all assets on which the tax would be due until after February 1, 2021 or to use other tax‑planning strategies that would eliminate any such tax. As of December 31, 2013, the estimated built‑in gains tax was approximately $2,670,000.
As of December 31, 2013, the Company's unrecognized tax benefits were not significant. There were no significant penalties or interest recognized during the year or accrued at year end.
The Company files income tax returns in various state jurisdictions. With few exceptions, the Company is no longer subject to state income tax examinations by tax authorities for years before 2009.

Sport Truck U.S.A. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

Note 1 - Nature of Business and Significant Accounting Policies (continued)
Advertising Expenses ‑ Advertising expenses are charged to income during the year in which they are incurred. Advertising expense for 2013 was $573,311.
Shipping and Handling Costs ‑ Shipping and handling costs are recorded in operating expenses in the consolidated income statement. Total shipping and handling costs for the year ended December 31, 2013 were $2,969,321.
Subsequent Events ‑ The consolidated financial statements and related disclosures include evaluation of events up through and including April 4, 2014, which is the date the consolidated financial statements were available to be issued.

Note 2 - Investment in Debt and Equity Securities
The Company's investments in marketable equity securities are held for an indefinite period and thus are classified as available for sale. Available‑for‑sale securities are recorded at fair value with the change in fair value during the period excluded from earnings and recorded as a separate component of equity. Unrealized holding gains on such securities during 2013, which increased stockholders' equity, were approximately $511,000, respectively. The amortized cost and estimated market value of investments in debt securities classified as available for sale are as follows at December 31, 2013:
Available‑for‑sale Securities

	Amortized Cost	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
Corporate stock	$193,255	$1,739,853	$1,552,492	$5,894
Realized gains and losses are determined on the basis of specific identification. During 2013, no sales occurred.
All securities in an unrealized loss position at December 31, 2013 have been in a continuous unrealized loss position for 12 months or longer. These securities lost most of their value during the market decline in 2008. The Company intends to hold these investments for a reasonable period of time sufficient for a forecasted recovery of fair value. The Company does not consider these investments to be other‑than‑temporarily impaired at December 31, 2013.
The framework for determining fair value is based on a hierarchy that prioritizes the valuation techniques and inputs used to measure fair value. The fair value of the Company's investments listed above is determined based on quoted prices in active markets for identical assets that the Company has the ability to access, which are Level 1 inputs.
Note 3 - Property and Equipment
Property and equipment as of December 31, 2013 are summarized as follows:

	2013	Depreciable Life ‑ Years
Buildings	$3,239,013	7‑40
Machinery and equipment	1,362,813	2‑10
Production tools and dies	616,627	3‑5
Transportation equipment	245,614	5
Furniture and fixtures	330,943	3‑5
Computer equipment and software	445,574	3‑5
Leasehold improvements	55,819	15
Construction in progress	101,970	‑
Total cost	6,398,373
Accumulated depreciation	1,598,297
Net property and equipment	$4,800,076

Depreciation expense was $475,403 for the year ended December 31, 2013.

Sport Truck U.S.A. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

Note 4 - Acquired Intangible Assets and Goodwill
Intangible assets of the Company at December 31, 2013 are summarized as follows:

	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets ‑
Customer contracts	$864,000	$43,200

Amortization expense for the year ended December 31, 2013 was $43,200.

Estimated amortization expense for the next five years ending December 31 are as follows:

2014		$43,200
2015		43,200
2016		43,200
2017		43,200
2018		43,200
	Total	$43,200

The changes in the carrying amount of goodwill are as follows:

2013
Balance ‑ January 1 ‑ Goodwill	$797,349
Current year activity ‑ Goodwill recognized during period	122,332
Balance ‑ December 31 ‑ Goodwill	$919,681

Note 5 - Long‑term Debt
Long‑term debt at December 31, 2013 is as follows:

Note payable to bank, due in monthly installments of $40,404, including interest at 0.75 percent below the bank's prime rate, with a floor of 2.75 percent and ceiling of 5.75 percent, an effective rate of 2.75 percent at December 31, 2013, balance due in November 2016. The Company has pledged all assets as collateral	$3,408,025
Note payable to bank, due in monthly installments of $39,365, including interest at 0.75 percent below the bank's prime rate, with a floor of 2.75 percent and ceiling of 5.75 percent, an effective rate of 2.75 percent at December 31, 2013, balance due January 1, 2018. The Company has pledged all assets as collateral	2,604,984
Note payable to bank, due in monthly installments of $10,000, including interest at 0.75 percent below the bank's prime rate, with a floor of 2.75 percent and ceiling of 5.75 percent, an effective rate of 2.75 percent at December 31, 2013, balance due May 1, 2017. The Company has pledged all assets as collateral	2,100,873
Total	8,113,882
Less current portion	790,321
Long‑term portion	$7,323,561

Sport Truck U.S.A. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

Note 5 - Long‑term Debt (continued)

The balance of the above debt matures as follows:

2014		$790,321
2015		924,447
2016		3,203,372
2017		2,246,146
2018		949,596
	Total	$8,113,882

Interest expense for the year ended December 31, 2013 was approximately $236,000.

The Company has an available line of credit of $300,000 through June 2014, collateralized by all assets of the consolidated company, bearing interest at the bank's prime rate, with a floor of 2.75 percent and a ceiling of 5.75 percent, for an effective rate of 2.75 percent at December 31, 2013. There was $0 advanced on the line as of December 31, 2013.
Under the agreements with the bank, the Company is subject to various nonfinancial covenants.

Note 6 - Cash Flows
Cash paid for interest was as follows:

2013
Interest	$241,030

As of December 31, 2013, there was a dividend payable in the amount of $500,400.

Note 7 - Stockholders' Equity
Of the 50,000 shares of authorized $1 par value common stock, 40,032 shares were issued and outstanding as of December 31, 2013.

Note 8 - Related Party Transactions
At December 31, 2013, the Company had a dividend payable to the ESOP for $500,400.

Note 9 - Employee Stock Ownership Plan
The Company sponsors a leveraged employee stock ownership plan (ESOP) for the benefit of substantially all employees. The Company is obligated to repurchase shares at the current market price for participants who retire and leave the plan.

The plan has purchased a significant portion of its Sport Truck U.S.A. and Subsidiaries common shares using the proceeds of loans from the Company and cash contributions to the ESOP. This stock is held in a trust established under the plan. The ESOP will obtain the funds to repay the borrowing through contributions made by the Company. The shares purchased through borrowing are allocated as loan payments are made.

The cost of the shares acquired by the plan is the fair value of the shares when acquired. Compensation expense is determined using the current fair value of the shares released. ESOP compensation expense was approximately $2,023,000 for 2013.
At December 31, 2013, there were 21,360 shares that have been allocated to employees.

Sport Truck U.S.A. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

Note 9 - Employee Stock Ownership Plan (continued)
It is the Company’s policy to record the amount of any dividend that is attributable to unallocated shares in the ESOP as compensation expense in the consolidated income statement. Based on that policy, the Company recorded $233,400 of the $500,400 dividend declared during the year ended December 31, 2013, as compensation expense.
The unreleased shares totaled 18,672 at December 31, 2013. The fair value of these shares at December 31, 2013 was approximately $14,748,000.

Note 10 - Business Combination
On December 28, 2012, the Company acquired JKS Manufacturing, Inc. and Wyobraska Machining, Inc. (collectively known as "JKS") for the purchase price of $3,000,000. The primary reason for the acquisition was to expand into new markets and leverage operations.
The following table summarizes the acquisition date fair values of the assets acquired and liabilities assumed:

Cash	$112,933
Accounts receivable	129,542
Inventory	473,685
Property and equipment	810,000
Identifiable intangible assets	864,000
Trade payables	(187,509)
Total identifiable net assets	2,202,651
Goodwill	797,349
Total	$3,000,000

The fair value of financial assets includes accounts receivable with a fair value of $129,542. The carrying value approximates fair value as all amounts are expected to be collectible.
The goodwill of $797,349 arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company and JKS. Of the total amount of goodwill recognized, the entire amount is not expected to be deductible for tax purposes. During 2013, an additional $122,322 of goodwill was recognized as part of further evaluation of the fair value of inventory received.
The acquired intangible assets have a weighted average useful life of 20 years.
Acquisition‑related costs, which include legal, accounting, and valuation fees, totaled approximately $250,000 and have been included in nonoperating expenses in the accompanying consolidated income statement.

Note 11 - Compensation Plan
During 2013, the Company entered into a compensation plan with certain employees, which is described below. There was no compensation cost charged against income for these plans in 2013. Compensation expense will be recognized when the condition described below is deemed to be probable of occurring.
The Company’s long‑term incentive plan (the Plan), which is stockholder approved, grants a total of 1,000 shares of phantom stock to certain employees. The Company believes that such awards better align the interests of its employees with those of its stockholders. The stock had an initial value of $1 per share and becomes vested and non‑forfeitable upon the sale of the Company at which point the employees would be paid based on the value of a share of Company stock. As the Company has not been sold as of the date of these financial statements, the employees have not vested in the shares. The estimated value of the shares is $790,000 at December 31, 2013.

Sport Truck U.S.A. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

Note 12 - Subsequent Events
On March 5, 2014, the Company entered into an asset purchase agreement to sell substantially all the assets of the Company and certain liabilities for approximately $43,857,000. As part of the agreement, 10 percent of the payment will be held in escrow and there was an EBITDA adjustment to reduce the sale price by approximately $933,000. The agreement also includes the possibility of additional payments for earn‑outs related to EBITDA targets through 2016. The sale was finalized after the close of business on March 31, 2014.